Exhibit 10.8

EMPLOYEE CONFIDENTIALITY AND
PROPRIETARY RIGHTS AGREEMENT

[employee name]

This EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT (“Agreement”) is entered into effective _______, 2016 by and between AMPLIFY MEDIA NETWORK, INC., a Nevada corporation, on its behalf and on behalf of itself, its subsidiaries and other corporate affiliates thereof (“Company”) and [employee name] (“Employee”). In consideration of the employment of Employee by the Employer, the Employer and Employee hereby agree as follows

1. Confidentiality Obligations.

1.1 Employee understands and acknowledges that during the course of employment by the Company, Employee will have access to and learn about confidential, secret and proprietary documents, materials, data and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors and other associated third parties (“Confidential Information”). Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Employee will cause irreparable harm to the Company, for which remedies at law will not be adequate and may also cause the Company to incur losses, damages and also liabilities to third parties.

1.2 “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, legal information, marketing information, advertising information, pricing information, design information, personnel information, suppliers, vendors, developments, reports, sales, revenues, costs, formulae, product plans, designs, styles, models, ideas, inventions, patent, patent applications, original works of authorship, discoveries, specifications, customer information, client information, the Company, or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence. Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Confidential Information developed by Employee in the course of the employment of Employee by the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to Employee in the first instance.

2. Disclosure and Use Restrictions.

2.1 Employee agrees and covenants to

(a). Treat all Confidential Information as strictly confidential;

1

(b). Not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of Employee’s authorized employment duties to the Company; and

(c). Not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the performance of Employee’s authorized employment duties to the Company.

Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order.

2.2 Employee understands and acknowledges that the obligations of Employee under this Agreement with regard to any particular Confidential Information shall commence immediately upon Employee first having access to such Confidential Information (whether before or after Employee begins employment by the Company) and shall continue during and after the employment of Employee by the Company until such time as such Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or breach by those acting in concert with Employee or on Employee’s behalf.

3. Scout Media Restriction. Employee agrees that Employee shall not while an employee of the Company and for twelve (12) months after the termination of the employment with the Company for any reason whatsoever, directly or indirectly, individually, by and through one or more of the affiliates of Employee, another person, or otherwise, in other capacity, work for, work with, provides goods or services to, or otherwise enter into any business or other relationship with, Scout Media, Inc. or any of the affiliates, successors or assigns of Scout Media, Inc. Employee agrees that since the breach or threatened breach of this Section 3 would give rise to irreparable injury to Company, which injury would be inadequately compensable in money damages, the Company may seek and obtain injunctive relief from any such breach or threatened breach, in addition to and not in limitation of any other legal remedies that may be available. Employee acknowledges that the covenants contained in this Section are necessary for the protection of the business interests of the Company and are reasonable in scope, content, and duration. If Employee breaches this Section 3, then 12 month period shall be extended until after the period of violation ceases.

4. Proprietary Rights.

4.1 Work Product. Employee acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by Employee individually or jointly with others during the period of the employment of Employee by the Company and relating in any way to the business or contemplated business, research or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property”), shall be the sole and exclusive property of the Company.

2

4.2 Work Made for Hire; Assignment. Employee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title and interest in and to all Work Product and Intellectual Property therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any Work Product or Intellectual Property so as to be less in any respect than that the Company would have had in the absence of this Agreement. To the extent any copyrights are assigned under this Agreement, Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Work Product and all Intellectual Property therein.

4.3 Cooperation. During and after the employment of Employee, Employee agrees to reasonably cooperate with the Company at the Company’s expense to (i) apply for, obtain, perfect and transfer to the Company the Work Product and Intellectual Property in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by the Company. Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Employee’s behalf in the name of Employee and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property therein, to the full extent permitted by law, if Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be effected by Employee’s subsequent incapacity.

Washington Law. Pursuant to the laws of Washington, this Section 4 does not apply to Intellectual Property protected by RCW 49.44.140 for which no Company trade secrets, Confidential Information, no equipment, supplies, or facilities of Company were used and which was developed entirely on Employee’s own time, unless: (i) the invention relates directly to the business of Company, (ii) the invention relates to actual or demonstrably anticipated research or development work of Company, or (iii) the invention results from any work performed by Employee for Company. To determine whether Employee has an obligation to assign particular Intellectual Properties to Company, Employee shall promptly make full written disclosure to Company of all Intellectual Properties that Employee makes or on which Employee is working during the term of Employee’s employment. Employee represents and warrants that no Intellectual Property developed prior to or outside the scope of employment shall be used in the course of Employee’s employment unless such work is owned solely by Employee and is specifically identified to Company in writing in advance of any use and Company agrees in writing to such use. If and to the extent that Employee makes use, in the course of Employee’s employment, of any item of Intellectual Property developed and owned by Employee outside of the scope of this Agreement, Employee hereby grants Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license (with right to sublicense) to make, use, sell, copy, distribute, modify, and otherwise to practice and exploit any and all such item of Intellectual Property.

3

5. IP Usage; Return of IP. Employee agrees and covenants (i) to comply with all Company security policies and procedures as in force from time to time; (ii) not to access or use any facilities and information technology resources except as authorized by Company; and (iii) not to access or use any facilities and information technology resources in any manner after the termination of Employee’s employment by the Company, whether termination is voluntary or involuntary. Upon the (i) voluntary or involuntary termination of Employee’s employment or (ii) the Company’s request at any time during Employee’s employment, Employee shall (a) provide or return to the Company any and all Company property and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of Employee, whether they were provided to Employee by the Company or any of its business associates or created by Employee in connection with the employment of Employee by the Company; and (b) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in Employee’s possession or control.

6. Remedies. Employee acknowledges that the Confidential Information of the Company and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information will cause irreparable harm to the Company, for which remedies at law will not be adequate. In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

7. General Provisions.

7.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.2 Assignment and Transfer. This Agreement shall not be terminated by the merger or consolidation of Company with any corporate or other entity or by the transfer of all or substantially all of the assets of Company to any other person, corporation, firm, or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any successors, assigns, and administrators of the Company. Employee cannot assign this Agreement or any of the rights, duties, or obligations of Employee under this Agreement.

7.3 License. This Agreement does not, and shall not be construed to, grant Employee any license or right of any nature with respect to any Work Product or Intellectual Property or any Confidential Information, materials, software or other tools made available to Employee by the Company.

7.4 Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

4

7.5 Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Washington without regard to conflicts-of-law principles. Any action or proceeding by either party to enforce this Agreement shall be brought only in any state or federal court located in the state of Washington, county of King. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts in Washington.

7.6 Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Employee and by a duly authorized officer of the Company, other than Employee. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

7.7 Non-disparagement; Publicity. Employee will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company’s products or services, or make any maliciously false statements about the Company’s employees, officers and owners. Employee consents to any and all uses and displays, by the Company and its agents, of Employee’s name, voice, likeness, image, appearance and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, images, websites, and advertising at any time during or after the period of employment by the Company, for all legitimate business purposes of the Company.

7.8 Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

[SIGNATURE PAGE TO FOLLOW]

5

Signature Page to

EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

[employee name]

AMPLIFY MEDIA NETWORK, INC.,

By:

Title:

[employee name]

Signature:

Print Name:

Dated as of:

6